Exhibit 99.1: Peoples Financial Corporation Press Release Dated July 27, 2022

FOR IMMEDIATE RELEASE

For more information, contact:

Chevis C. Swetman, President and CEO

228-435-8205

cswetman@thepeoples.com

PEOPLES FINANCIAL CORPORATION REPORTS

RESULTS FOR THE SECOND QUARTER OF 2022

BILOXI, MS (July 27, 2022) — Peoples Financial Corporation (the “Company”) (OTCQX Best Market: PFBX), parent of The Peoples Bank, announced earnings for the second quarter ending June 30, 2022.

Second Quarter Earnings

Net income for the second quarter of 2022 was $1,055,000 compared to net income of $789,000 for the second quarter of 2021. The earnings per weighted average common share for the second quarter of 2022 were $0.23 compared to earnings per weighted average common share of $0.16 for the second quarter of 2021. Per share figures are based on weighted average common shares outstanding of 4,678,186 and 4,878,557 for the second quarters 2022 and 2021, respectively.

The improvement in net income for the second quarter of 2022 was primarily due to an increase in net interest income of $465,000 to $5,193,000 for the second quarter of 2022 as compared with $4,728,000 for the second quarter of 2021. This increase was attributable to higher interest income on securities.

Net income for the first six months of 2022 decreased $3,177,000 to $1,942,000 compared to net income of $5,119,000 for the first six months of 2021. The earnings per weighted average common share for the first six months of 2022 were $0.42 compared to earnings per weighted average common share of $1.05 for the first six months of 2021. Per share figures are based on weighted average common shares outstanding of 4,678,186 and 4,878,557 for the first six months of 2022 and 2021, respectively.

The primary reason for the decrease in net income over the first six months of 2022 as compared to the prior year was a non-recurring gain during the first six months of 2021 that was caused by a reduction in the allowance for loan losses of $4,853,000. This reduction was the result of a recovery of $4,510,000 related to a previously charged off loan. Results for the first six months of 2021 also included a non-recurring expense of $1,125,000 relating to the settlement of a lawsuit.

Other Real Estate

Other real estate decreased from $2,621,000 at June 30, 2021, to $417,000 at June 30, 2022.

“The Company continues its implementation of its strategic plan focusing on improving asset quality with those efforts resulting in the significant reduction in past due loans, nonaccruals and other real estate.” said Chevis C. Swetman, chairman and chief executive officer of the Company and the Bank.

Shareholders’ Equity

Total shareholders’ equity decreased from $94,072,000 at June 30, 2021, to $55,960,000 at June 30, 2022. Consistent with a similar decrease experienced during the first quarter of this year, the decrease was again largely attributable to $35,099,000 in unrealized losses on the available for sale securities portfolio during the first six months of 2022 that reduced accumulated other comprehensive income on the Company’s balance sheet, thereby reducing shareholders’ equity. These unrealized losses resulted primarily from higher interest rates that have impacted the current market value of available for sale securities, but they do not currently appear related to any credit deterioration within the portfolio. The Company does not foresee a sale of any affected securities in the near future, and it does not currently anticipate any realization of these losses that could impact the Company’s net income in the current year.

The available for sale securities portfolio of $432,608,000 consists primarily of U.S. Treasury securities with approximately $65,000,000 maturing prior to year-end. The Company’s leverage ratio and risk-based capital ratios have not been impacted by these unrealized losses on available for sale securities due to an opt-out election previously made by the Company in accordance with current regulatory capital requirements and therefore remained strong at 20.53% as of June 30, 2022.

About the Company

Founded in 1896, with $864 million in total assets as of June 30, 2022, The Peoples Bank operates 18 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to offering a comprehensive range of retail and commercial banking services, the Bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.

Peoples Financial Corporation’s common stock is listed on the OTCQX Best Market under the symbol PFBX. Additional information is available on the Internet at the Company’s website, www.thepeoples.com, and at the website of the Securities and Exchange Commission, www.sec.gov.

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

PEOPLES FINANCIAL CORPORATION
(In thousands, except per share figures) (Unaudited)

EARNINGS SUMMARY	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net interest income	$5,193	$4,728	$9,973	$9,243
Provision for (reduction of ) loan losses	28	22	53	(4,831)
Non-interest income	1,599	1,588	3,192	3,098
Non-interest expense	5,709	5,505	11,170	12,053
Net income	1,055	789	1,943	5,119
Earnings per share	$0.23	$0.16	$0.42	$1.05

TRANSACTIONS IN THE ALLOWANCE FOR LOAN LOSSES
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Allowance for loan losses, beginning of period	$3,368	$4,072	$3,311	$4,426
Recoveries	37	88	145	4,672
Charge-offs	(54)	(54)	(130)	(139)
Provision for (reduction of ) loan losses	28	22	53	(4,831)
Allowance for loan losses, end of period	$3,379	$4,128	$3,379	$4,128

ASSET QUALITY	June 30,
	2022	2021
Allowance for loan losses as a percentage of loans	1.44%	1.55%
Loans past due 90 days and still accruing
Nonaccrual loans	562	2,455

PERFORMANCE RATIOS (annualized)	June 30,
	2022	2021
Return on average assets	0.46%	1.42%
Return on average equity	5.39%	11.44%
Net interest margin	2.42%	2.70%
Efficiency ratio	85%	70%

BALANCE SHEET SUMMARY	June 30,
	2022	2021
Total assets	$864,236	$765,630
Securities	567,358	372,142
Loans	234,731	265,805
Other real estate	417	2,621
Total deposits	779,470	648,969
Shareholders' equity	55,960	94,072
Book value per share	11.96	19.28
Weighted average shares	4,678,186	4,878,557